UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2017 (May 2, 2017)

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 2, 2017, Ronald D. Scott and Nathan W. Walton (collectively, the “Appointed Directors”) were appointed to the board of directors (the “Board”) of Gastar Exploration Inc. (the “Company”). They were appointed because certain  investment vehicles affiliated with Ares Management, L.P. that hold common stock of the Company (the “Ares Shareholders”), with rights to nominate two directors, in accordance with their rights under the purchase agreement previously disclosed on March 7, 2017, have nominated Mr. Scott and Mr. Walton to the Board at the Company’s annual meeting. Additionally, the Board expects to appoint Mr. Scott and Mr. Walton to one or more committees of the Board in the future.

Mr. Walton is a Partner in the Private Equity Group of Ares Management, L.P.  The Ares Shareholders entered into material definitive agreements with the Company as previously disclosed in the Company’s Current Report on Form 8-K, File No. 001-35211, filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2017 and the Company’s Current Report on Form 8-K filed with the SEC on March 22, 2017.  Neither of the Appointed Directors has any family relationships with any of the Company’s directors or executive officers, and, except for Mr. Walton’s affiliation with the Ares Shareholders, neither of the Appointed Directors is party to or has any other material interest in any transactions of the type listed in Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

In connection with the appointment of the Appointed Directors to the Board, each Appointed Director received 52,910 restricted shares (the “Restricted Shares”) of common stock of the Company which will vest on January 30, 2018. The Restricted Shares are held by Mr. Walton for the benefit of Ares Management LLC and the Ares Shareholders (collectively, “Ares”).  Pursuant to the policies of Ares, Mr. Walton holds the Restricted Shares as a nominee on behalf, and for the sole benefit, of Ares and has assigned all economic, pecuniary and voting rights in respect of the Restricted Shares to Ares. Mr. Walton disclaims beneficial ownership of the Restricted Shares owned by Ares.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders (the “Special Meeting”) of the Company was held on May 2, 2017. The following proposal, as described more fully in the Company’s Proxy Statement dated April 7, 2017, was voted on by the common stockholders, entitled to vote, at this meeting:

(1)Approval of the Proposal. The proposal relating to the issuance of common stock of the Company upon exercise of conversion rights of the Company’s Convertible Notes due 2022 pursuant to the terms of such notes and the indenture governing such notes and pursuant to a mandatory obligation of the Company to repurchase $37.5 million principal of such outstanding notes for 25,456,521 shares of common stock.

The stockholders voted 100,135,945 for and 1,050,058 against the proposal, with 93,928 votes abstaining and no broker non-votes. As of May 2, 2017, there were 186,147,733 shares outstanding, 156,739,428 of which were eligible to vote at the Special Meeting.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure.

On May 2, 2017, the Company issued the press release announcing the results of the Special Meeting and rescheduling of the first quarter of 2017 earnings release and conference call attached hereto as Exhibit 99.1 and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached press release included as Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section

18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.	Description of Document
99.1	Press release dated May 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2017	GASTAR EXPLORATION INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press release dated May 2, 2017.